EXHIBIT 99.b.10(b)

                     CONSENTS OF PRICEWATERHOUSECOOPERS LLP



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the use in the Post-Effective Amendment No. 13 to
Registration Statement No. 333-010187 on Form N-4 of our report dated April 29, 2005, relating to the financial statements and financial highlights of Valley Forge Life Insurance Company Variable Annuity Separate Account, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York
April 29, 2005


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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Post-Effective Amendment No. 13 to Registration Statement No. 333-01087 filed on Form N-4 (the "Registration Statement") of our report dated April 29, 2005, relating to the statutory financial statements of Valley Forge Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 29, 2005